Exhibit 99.1

FOR IMMEDIATE RELEASE

WiSA Technologies Announces Reverse Stock Split

BEAVERTON, OR — (April 10, 2024)— WiSA Technologies, Inc. (Nasdaq: WISA, the “Company,” “we," "us” or “our") a leading innovator in wireless audio technology for intelligent devices and next-generation home entertainment systems, today announced that on April 4, 2024, the Company’s Board of Directors approved a 1-for-150 reverse split (the "Reverse Stock Split") of the Company’s common stock (the "Common Stock"). On April 12, 2024, the Company plans to file a certificate of amendment to the Company’s certificate of incorporation, as amended, with the Secretary of State of the State of Delaware to effect the Reverse Stock Split as of 5:00 p.m. Eastern Time on that date. On April 15, 2024 the Common Stock will begin trading on the Nasdaq Capital Market (“Nasdaq”) on a split-adjusted basis at the start of trading on April 15, 2024 and will have a new CUSIP number of 86633R609.

Information to Stockholders

VStock Transfer, LLC, the Company transfer agent, will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares of Common Stock in book-entry form or in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares of Common Stock following the Reverse Stock Split. VStock Transfer, LLC may be reached for questions at (212) 828-8436.

About WiSA Technologies, Inc.

WiSA Technologies, Inc. (NASDAQ: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung; LG; Hisense; TCL; Bang & Olufsen; Platin Audio; and others, the company delivers immersive wireless sound experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. WiSA Technologies, Inc. is a founding member of WiSA™ (the Wireless Speaker and Audio Association) whose mission is to define wireless audio interoperability standards as well as work with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to evangelize and market spatial audio technologies driven by WiSA Technologies, Inc. The company is headquartered in Beaverton, OR with sales teams in Taiwan, China, Japan, Korea, and California.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein on the effective date of the Reverse Stock Split and the date that trading of the Common Stock will begin on a split-adjusted basis, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties including, but not limited to, our ability to maintain the listing of our Common Stock on Nasdaq; our current liquidity position and the need to obtain additional financing to support ongoing operations; our ability to continue as a going concern; general market, economic and other conditions; our ability to manage costs and execute on our operational and budget plans; our ability to achieve our financial goals; and other risks as more fully described in our filings with the Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contact Information

David Barnard, LHA Investor Relations, (415) 433-3777, wisa@lhai.com